UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 14 2023, Dustin J. Semach, TTEC Holdings, Inc. (“TTEC” or the “Company”) chief financial officer, notified TTEC that he is leaving the Company effective April 14, 2023 to pursue another opportunity. Mr. Semach confirmed that his departure is not triggered by a disagreement with the Company, its management, the board of directors, or the Company’s auditors on any matter relating to the Company’s operations, policies or practices.

Appointment of Francois Bourret as Interim Chief Financial Officer

On March 17, 2023, pursuant to a previously established succession and continuity of management plan, the Company appointed Francois Bourret, TTEC senior vice president and global controller, as the interim chief financial officer of the Company, effective April 14, 2023.

Mr. Bourret, 43, brings to the role over 20 years of financial experience with public companies and private equity owned businesses. Mr. Bourret joined TTEC in 2016, as part of TTEC’s acquisition of Atelka, a Canadian customer care outsourcing company, where he served as the chief financial officer and a member of the board of directors. Prior to Atelka, Mr. Bourret worked for Kilmer Capital Partners, a private equity fund, and for KPMG.

Since joining TTEC, Mr. Bourret served in various significant roles in the TTEC finance and accounting organization, including chief financial officer for TTEC Engage business segment between 2018 and 2022; and starting in June 2022 as the global controller for TTEC Holdings with overarching responsibilities for the Company’s accounting organization and public company reporting. Mr. Bourret holds a Master of Business Administration degree from Université Laval in Québec, Canada; and is a Chartered Financial Analyst (“CFA”).

There is no arrangement or understanding between Mr. Bourret and any other person pursuant to which Mr. Bourret was appointed as the interim chief financial officer. There are no family relationships between Mr. Bourret and any of the Company’s directors; and Mr. Bourret has no prior affiliations with PricewaterhouseCoopers, the Company’s independent auditors.

In connection with his appointment as the interim chief financial officer, Mr. Bourret’s compensation package shall be as follows: base pay shall be set at $315,000 per annual with the cash and annual equity bonus targets set at 40% of base; and, subject to the approval of the Compensation Committee of the Board, the Company will grant to Mr. Bourret $400,000 in TTEC restricted stock units, vesting over a four-year period in equal increments on the anniversary of the appointment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: March 20, 2023	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer